                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                October 23, 1996


                                 USX Corporation
--------------------------------------------------------------------------------
                                      ----
             (Exact name of registrant as specified in its charter)


           Delaware             1-5153            25-0996816
       ---------------       ------------    -------------------
       (State or other       (Commission        (IRS Employer
       jurisdiction of       File Number)    Identification No.)
        incorporation)

600 Grant Street, Pittsburgh, PA                            15219-4776
---------------------------------------                     ----------
(Address of principal executive offices)                    (Zip Code)

                                 (412) 433-1121
                         ------------------------------

                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events

Forward-looking statements concerning trends, market forces, commitments, material events and other contingencies potentially affecting the USX Corporation ("USX"), or the businesses of its Marathon Group, U. S. Steel Group or Delhi Group, may be provided in reports filed with the Securities and Exchange Commission, external documents and oral presentations. In order to take advantage of "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, USX is filing the following cautionary language identifying important factors that could cause actual outcomes to differ materially from information set forth in forward-looking statements made by, or on behalf of, USX, its representatives and its individual Groups.

Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------
I.  USX
    ---

Forward-looking statements with respect to USX may include, but are not limited to, comments about general business strategies, financing decisions or corporate structure. The following discussion is intended to identify important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in forward-looking statements.

Liquidity Factors

USX's ability to finance its future business requirements through internally generated funds, proceeds from the sale of stock, borrowings and other external financing sources is affected by the performance of the businesses of its Marathon Group, U. S. Steel Group and Delhi Group and, with respect to borrowings, by the levels of outstanding debt, and credit ratings by investor services.

Other Factors

Holders of USX-Marathon Group Common Stock, USX-U. S. Steel Group Common Stock and USX-Delhi Group Common Stock are holders of common stock of USX and are subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts, arising from any of the groups, which affect the overall cost of USX's capital could affect the results of operations and financial condition of all groups.

For further discussion of certain of the factors described herein, see Item 5. Market For Registrant's Common Equity and Related Stockholder Matters, and Management's Discussion and Analysis in the USX Corporation Form 10-K for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis in Form 10-Q for the periods ended March 31, and June 30, 1996.

II.  USX-U. S. Steel Group
     ---------------------

Forward-looking statements with respect to the U. S. Steel Group may include, but are not limited to, projections of levels of sales, operating income or operating income per ton, net income or earnings per share; levels of capital, environmental or maintenance expenditures; the success or timing of completion of ongoing or anticipated capital or maintenance projects; levels of raw steel production capability, prices, production, shipments, or labor and raw material costs; the acquisition, idling, shutdown or divestiture of assets or businesses; the effect of restructuring or reorganization of business components; the effect of potential judicial proceedings on the business and financial condition; and the effects of actions of third parties such as competitors, or federal, state or local regulatory authorities.

Forward-looking statements typically contain words such as "anticipates", "believes", "estimates", "expects", "forecasts", "predicts" or "projects", or variations of these words, suggesting that future outcomes are uncertain. The following discussion is intended to identify important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in forward-looking statements with respect to the U. S. Steel Group.

Market Factors

The U.S. Steel Group's expectations as to levels of production and sales, gross margins, operating income and operating income per ton are based upon assumptions as to future product prices and mix, and levels of raw steel production capability, production and shipments. These assumptions may prove to be inaccurate.

The steel industry is characterized by excess world supply which has restricted the ability of U. S. Steel and the industry to raise prices during periods of economic growth and resist price decreases during economic contraction. Over the next several years, construction of additional flat-rolled steel production facilities could result in increased domestic capacity of up to 10 million tons over 1995 levels.

Several of the additional facilities are minimills which are less expensive to build than integrated facilities, and are typically staffed by non-unionized work forces with lower base labor costs and more flexible work rules. Through the use of thin slab casting technology, minimill competitors are increasingly able to compete directly with integrated producers of higher value-added products. Such competition could adversely affect the U.S. Steel Group's future product prices and shipment levels.

The domestic steel industry has, in the past, been adversely affected by unfairly traded imports. Steel imports to the United States accounted for an estimated 21%, 25% and 19% of the domestic steel market in 1995, 1994 and 1993, respectively, and for an estimated 21% in the first seven months of 1996. Foreign competitors typically have lower labor costs, and are often owned, controlled or subsidized by their governments, allowing their production and pricing decisions to be influenced by political and economic policy considerations as well as prevailing market conditions. Increases in levels of imported steel could adversely affect future market prices and demand levels for domestic steel.

The U. S. Steel Group also competes in many markets with producers of substitutes for steel products, including aluminum, cement, composites, glass, plastics and wood. The emergence of additional substitutes for steel products could adversely affect future prices and demand for steel products.

The businesses of the U. S. Steel Group are aligned with cyclical industries such as the automotive, appliance, containers, construction and energy industries. As a result, future downturns in the U.S. economy could adversely affect the profitability of the U. S. Steel Group.

Operating and Cost Factors

The operations of the U. S. Steel Group are subject to planned and unplanned outages due to maintenance, equipment malfunctions or work stoppages; and various hazards, including explosions, fires and severe weather conditions, which could disrupt operations or the availability of raw materials, resulting in reduced production volumes and increased production costs.

Labor costs for the U. S. Steel Group are affected by collective bargaining agreements. U. S. Steel entered into a five and one-half year contract with the United Steel Workers of America, effective February 1, 1994, covering approximately 15,000 employees. The contract provides for renegotiation, subject to arbitration, of certain compensation issues in 1996. To the extent that increased costs associated with any renegotiated issues are not recoverable through the sales prices of products, future operating income would be adversely affected.

Operating income for the U. S. Steel Group includes net periodic pension credits (which are primarily noncash) mainly reflecting the excess of expected return on plan assets over the cost of benefits earned and interest on the projected benefit obligation. These credits totaled $132 million, $120 million and $202 million in 1995, 1994 and 1993, respectively, and $81 million in the first six months of 1996. The amounts of these credits fluctuate over time primarily reflecting changes in the expected long-term rate of return on plan assets and the assumed discount rate on the outstanding pension obligation. To the extent that these credits decline in the future, operating income would be adversely affected.

The U. S. Steel Group provides health care and life insurance benefits to most employees upon retirement. Most of these benefits have not been prefunded. The accrued liability for such benefits as of December 31, 1995, was $2,223 million. To the extent that competitors do not provide similar benefits, or have been relieved of obligations to provide such benefits following bankruptcy reorganization, the competitive position of the U. S. Steel Group may be adversely affected, depending on future costs of health care.

Legal and Environmental Factors

The profitability of the U. S. Steel Group's operations could be affected by a number of contingencies, including legal actions. Included among these actions is a jury trial in a civil class action (Cox, et al. v. USX, et al.) related to the Fairfield Agreement Litigation which began on September 30, 1996, in the U.S. District Court for the Northern District of Alabama. Plaintiffs' claims seek damages in excess of $276 million, which may be subject to trebling. The ultimate resolution of these contingencies could, individually or in the aggregate, be material to the U. S. Steel Group financial statements.

The businesses of the U. S. Steel Group are subject to numerous environmental laws. Certain current and former U. S. Steel Group operating facilities, including Gary Works, have been in operation for many years, and could require significant future accruals and expenditures to meet existing and future requirements under these laws. To the extent that competitors are not required to undertake equivalent costs in their operations, the competitive position of the U. S. Steel Group could be adversely affected.

Other Factors

Holders of USX-U. S. Steel Group Common Stock are holders of common stock of USX and are subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts, arising from any of the groups, which affect the overall cost of USX's capital could affect the results of operations and financial condition of all groups.

For further discussion of certain of the factors described herein, and their potential effects on the businesses of the U.S. Steel Group, see Item 1. Business, and Management's Discussion and Analysis in the USX Corporation Form 10-K for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis in Form 10-Q for the periods ended March 31, and June 30, 1996.

III.  USX-Delhi Group
      ---------------

Forward-looking statements with respect to the Delhi Group may include, but are not limited to, projections of levels of sales, gross margins, operating income, net income or earnings per share; levels of capital, environmental or maintenance expenditures; the success or timing of completion of ongoing or anticipated capital or maintenance projects; volumes of sales, throughput or shipments of natural gas or natural gas liquids ("NGLs"); levels of, or changes in, dedicated reserves of natural gas; the acquisition or divestiture of assets; the effect of restructuring or reorganization of business components or entry into new lines of business; the effect of potential judicial proceedings on the business and financial condition; and the effects of actions of third parties such as competitors, or federal, state or local regulatory authorities.

Forward-looking statements typically contain words such as "anticipates", "believes", "estimates", "expects", "forecasts", "predicts" or "projects", or variations of these words, suggesting that future outcomes are uncertain. The following discussion is intended to identify important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in forward-looking statements with respect to the Delhi Group.

Market Factors

The adoption in 1992 of Federal Energy Regulatory Commission ("FERC") Order
No. 636, has resulted in a fundamental "unbundling" of the services provided in the natural gas industry, affording natural gas producers easier access to end-user sales markets, and reducing market demand for the premium services traditionally provided by the Delhi Group. To the extent that producers convert their natural gas sales contracts with the Delhi Group to lower margin, fixed-fee transportation agreements, or that customers reduce their demand for gas under premium service agreements, the Delhi Group's future operating income will be adversely affected.

The Delhi Group faces intense competition in all of its businesses, including obtaining additional dedicated natural gas reserves, and in the purchasing, gathering, processing, transporting and marketing of natural gas. The Delhi Group competes with major integrated oil and gas companies; more than 100 major intrastate and interstate pipeline companies; and national and local gas gatherers, brokers, marketers, processors and distributors of varying size, financial resources and experience. Certain of these competitors, including major integrated oil and gas companies and some intrastate and interstate pipeline companies, have greater financial resources and control larger natural gas supplies or storage capacity than the Delhi Group.

The Delhi Group's expectations as to levels of sales, gross margins and operating income, and its return on investment in capital projects are based upon assumptions as to future market prices and market supply and demand for natural gas, NGLs, and competing fuels and feedstocks, and as to levels of third-party drilling success in Delhi's current or anticipated core operating areas of Oklahoma and Texas. These assumptions may prove to be inaccurate.

The Delhi Group generally buys natural gas at prices based on a market index, and sells natural gas under sales contracts (typically for periods of one year or less) and in the spot market. Pricing mechanisms under natural gas sales contracts result in gas sales primarily at market sensitive prices with the unit gross margin fluctuating based on the sales price and the cost of natural gas. Accordingly, Delhi's gross margin (and operating results) are affected by fluctuations in natural gas prices and demand levels, and by basis differentials (differences between natural gas prices in various locations).

The Delhi Group uses commodity-based derivative instruments such as exchange-traded futures contracts and options and over-the-counter commodity swaps and options to manage its exposure to market risk. The Delhi Group uses these instruments as a hedging mechanism to protect margins. As a result, changes in the fair value of derivative instruments are generally offset by price changes in the underlyning natural gas transaction. While commodity-based derivative instruments are generally used to reduce risks from unfavorable commodity price movements, they also may limit the opportunity to benefit from favorable movements. Levels of hedging activity vary among competitors and could affect the Delhi Group's competitive position with respect to those competitors.

The Delhi Group obtains natural gas supplies from various sources, including major oil and gas companies, other pipeline companies and independent producers, marketers and brokers. Certain of these supplies are subject to natural declines in production from wells connected to the Delhi Group's systems. The Delhi Group's ability to contract for additional dedicated natural gas reserves to offset such declines depends, in part, on the level and success of drilling by producers in areas in which the Delhi Group operates. Levels of hydrocarbon drilling in these areas, and other areas of the United States, typically fluctuate based on the market price of natural gas and constraints of environmental regulation, among other factors.

Market demand for natural gas is influenced by the seasonal requirements of purchasers using gas for space heating and generation of electricity for air conditioning, levels of imported natural gas, particularly from Canada, and the prices of competing fuels.

The Delhi Group processes natural gas (extracts NGLs from the gas stream) in plants connected to its pipeline systems, and, in some cases, has its natural gas processed by third parties. Gross margins on gas processing vary with fluctuations in the market price of NGLs (which tend to parallel fluctuations in market prices for crude oil), the demand for NGLs and the price volatility, availability and quality of natural gas. Gross margins on gas processing accounted for 27%, 16% and 13% of total Delhi Group gross margins for the years 1995, 1994 and 1993, respectively, and 21% for the first six months of 1996.

Operational Factors

The Delhi Group's natural gas purchasing, gathering, processing, treating, transportation and marketing operations are subject to business interruption, liability and other risks of unforeseen events such as explosions, fires, natural disasters, leaks and uncontrollable flows of natural gas or NGLs.

The viability and timing of growth strategies through capital development projects, acquisition, or joint ventures can be affected by external factors such as legal or regulatory delays, competing bids or competitor development activity.

Contingency Factors

Future operating results could be affected by litigation settlements, judgments, or other contingencies, and by changes in federal, state and local laws and regulations, including environmental regulations and FERC regulations.

Other Factors

Holders of USX-Delhi Group Common Stock are holders of common stock of USX and are subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts, arising from any of the groups, which affect the overall cost of USX's capital could affect the results of operations and financial condition of all groups.

For further discussion of certain of the factors described herein, and their potential effects on the businesses of the Delhi Group, see Item 1. Business, and Management's Discussion and Analysis in the USX Corporation Form 10-K for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis in Form 10-Q for the periods ended March 31, and June 30, 1996.

IV.  USX-Marathon Group
     ------------------

The following cautionary language for the USX-Marathon Group updates language filed on Form 8-K dated September 24, 1996.

Forward-looking statements with respect to the Marathon Group may include, but are not limited to, levels of sales, gross margins, operating income, net income or earnings per share; levels of capital, exploration, environmental or maintenance expenditures; the success or timing of completion of ongoing or anticipated capital, exploration or maintenance projects; volumes of production, sales, throughput or shipments of liquid hydrocarbons, natural gas and refined products; levels of reserves, proved or otherwise, of liquid hydrocarbons or natural gas; the acquisition or divestiture of assets; the effect of restructuring or reorganization of business components; the potential effect of judicial proceedings on the business and financial condition; and the anticipated effects of actions of third parties such as competitors, or federal, state or local regulatory authorities.

Forward-looking statements typically contain words such as "anticipates", "believes", "estimates", "expects", "forecasts", "predicts" or "projects" or variations of these words, suggesting that future outcomes are uncertain. The following discussion is intended to identify important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in forward-looking statements with respect to the Marathon Group.

The oil and gas industry is characterized by a large number of companies, none of which is dominant within the industry, but a number of which have greater resources than Marathon. Marathon must compete with these companies for the rights to explore for oil and gas. Marathon's expectations as to sales levels, margins and income are based upon assumptions as to future prices and volumes of crude oil, natural gas and refined products. Prices have historically been volatile and have frequently been driven by unpredictable changes in supply and demand resulting from fluctuations in economic activity and political developments in the world's major oil and gas producing areas, including OPEC member countries. Any substantial decline in such prices could have a material adverse effect on Marathon's results of operations. A decline in such prices could also adversely affect the quantity of crude oil and natural gas reserves that can be economically produced and the amount of capital available for exploration and development.

The Marathon Group uses commodity-based derivative instruments such as exchange-traded futures contracts and options and over-the-counter commodity swaps and options to manage exposure to market price risk. The Marathon
Group's strategic approach is to limit the use of these instruments principally to hedging activities. Accordingly, gains and losses on futures contracts and swaps generally offset the effects of price changes in the underlying commodity. While commodity-based derivative instruments are generally used to reduce risks from unfavorable commodity price movements, they also may limit the opportunity to benefit from favorable movements. Levels of hedging activity vary among oil industry competitors and could affect the Marathon Group's competitive position with respect to those competitors.

Factors Affecting Exploration and Production Operations

Projected production levels for crude oil and natural gas are based on a number of assumptions, including (among others) prices, supply and demand, regulatory constraints, reserve estimates, production decline rates for mature fields, reserve replacement rates, and geological and operating considerations. These assumptions may prove to be inaccurate. Exploration and production operations are subject to various hazards, including explosions, fires and uncontrollable flows of oil and gas. Offshore production and marine operations in areas such as the Gulf of Mexico and the North Sea are also subject to severe weather conditions such as hurricanes or violent storms or other hazards. Development of new production properties in countries outside the United States may require protracted negotiations with host governments and are frequently subject to political considerations, such as tax regulations, which could adversely affect the economics of projects. In addition, with respect to the Sakhalin II project in Russia, certain Russian laws and normative acts at the Russian Federation and local levels need to be brought into compliance with the existing Production Sharing Agreement Law, and development plans need to be finalized prior to final commitment by the shareholders of Sakhalin Energy.

Factors Affecting Refining, Marketing and Transportation Operations

Marathon conducts refining, marketing and transportation operations primarily in the Midwest and Southeast. The profitability of these operations depends largely on the margin between the cost of crude oil to the refinery and the selling prices of refined products. Marathon is a net purchaser of crude oil in order to satisfy a substantial portion of its refinery throughput requirements. As a result, its overall profitability could be adversely affected by rising crude oil prices or supply constraints. Refined product margins have been historically volatile and vary with the level of economic activity in the various marketing areas, the regulatory climate and the available supply of refined products. Gross margins on merchandise, food and cigarettes sold at retail outlets tend to moderate the volatility experienced in the retail sale of refined products. Environmental regulations, particularly the 1990 Amendments to the Clean Air Act, have imposed (and are expected to continue to impose) increasingly stringent and costly requirements on refining and marketing operations which may have an adverse effect on margins. Refining, marketing and transportation operations are subject to business interruptions due to unforeseen events such as explosions, fires, crude oil or refined product spills, inclement weather, or labor disputes.

Technology Factors

Longer-term projections of corporate strategy, including the viability, timing or expenditures required for capital projects, can be affected by changes in technology, especially innovations in processes used in the exploration, production or refining of hydrocarbons. While specific future changes are difficult to project, recent innovations affecting the oil industry include the development of three-dimensional seismic imaging and deep-water and horizontal drilling capabilities.

Other Factors

Holders of USX-Marathon Group Common Stock are holders of common stock of USX and are subject to all the risks associated with an investment in USX and all of its businesses and liabilities. Financial impacts, arising from any of the groups, which affect the overall cost of USX's capital could affect the results of operations and financial condition of all groups.

For further discussion of certain of the factors described herein, and their potential effects on the businesses of the Marathon Group, see Item 1. Business, and Management's Discussion and Analysis in the USX Corporation Form 10-K for the fiscal year ended December 31, 1995, and Management's Discussion and Analysis in Form 10-Q for the periods ended March 31, and June 30, 1996.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION


By   s/ Lewis B. Jones
     -------------------
     Lewis B. Jones
     Vice President & Comptroller

Dated:  October 23, 1996